
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety be reference to such financial statements.
</LEGEND>
<CIK> 0000872467
<NAME> KRUPP GOVERNMENT INCOME TRUST-II

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                      13,520,091
<SECURITIES>                               263,505,968<F1>
<RECEIVABLES>                                2,111,153
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            14,020,512<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             293,157,724
<CURRENT-LIABILITIES>                        2,786,654<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   289,864,327
<OTHER-SE>                                     506,743<F4>
<TOTAL-LIABILITY-AND-EQUITY>               293,157,724
<SALES>                                              0
<TOTAL-REVENUES>                            21,290,555<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,027,070<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             16,263,485
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         16,263,485
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                16,263,485
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $145,537,234 and Additional Loans of $29,152,351), Participating Insured Mortgages ("PIMs") if $37,645,082 and Mortgage-backed Securities ("MBS") of $51,171,301.
<F2>Includes prepaid acquisition fees and expenses of $16,483,642 net of accumulated amortization of $6,099,180 and prepaid participation servicing fees of $5,494,547 net of accumulated amortization of $1,858,497.
<F3>Includes deferred income on Additional Loans of $2,755,705.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $2,186,556 of amortization of prepaid fees and expenses.

